SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: October 23, 1997




                                ITEX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           NEVADA                    0-18275                    93-02292994
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
 of incorporation)                 File Number)              Identification No.)




10300 S.W. Greenburg Road, Portland, Oregon                             97223
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   (503) 244-4673
                                                  --------------------





(Former name or address, if changed since last report.)

ITEM 2.  Acquisition or Disposition of Assets

         On October 16, 1997, Associated Reciprocal Traders, Ltd., a British Virgin Islands corporation ("ART") which is a wholly owned subsidiary of the registrant ITEX Corporation, a Nevada corporation (the "Company"), acquired a 60% interest in 16 acres of improved but undeveloped resort property known as the Villas Punta Ballena Samana Resort (the "Project") located in the northeast corner of the Dominican Republic on the Bay of Samana. The transaction was structured as the purchase, pursuant to a Stock Purchase Agreement (the "Agreement") between ART and Villas Punta Ballena C. por A., a Dominican
Republic corporation ("VPB"), Quisqueya Lines y Constructora C. por A., a Dominican Republic corporation (the "Selling Shareholder") and Dr. Jose Pineda and Mr. Jose Abreu, individual citizens of the Dominican Republic ("Pineda and Abreu"), of sixty percent (60%) of the capital stock of VPB. The following summarizes the material terms of the acquisition.

         ART purchased from the Selling Shareholder 3,600 shares of the issued and outstanding capital stock of VBP owned by the Selling Shareholder (the "Selling Shareholder's Stock"). Prior to closing this transaction, there was no material relationship between the Company or any of its affiliates, including ART, any director or officer of the Company, or any associate of any such director or officer, and VPB, the Selling Shareholder or Pineda and Abreu. The primary asset of VPB is real property along with the associated plans, engineering drawings, permits and approvals for construction of the Villas Punta Ballena Samana Resort. ART and the other shareholders of VPB intend to construct and develop the Project through VPB.

         ART  purchased  the  Selling   Shareholder's   Stock  for  the  sum  of
US$7,391,691.78 as follows:

         (1) At the closing of the Agreement, ART delivered to the Selling Shareholder (i) US$500,000.00; (ii) certificates representing certain of the securities held in the portfolio of ART together with any dividends thereto accruing but not yet paid; and (iii) a promissory note in the principal sum of US$500,000.00 bearing no interest and payable to the Selling Shareholder on or before November 18, 1997.

         (2) Upon the finalization and approval of a credit facility agreement for funding of construction of the Project in a sum of not less than US$35,000,000.00 by a bank or other institution reasonably acceptable to ART, ART shall pay to the Selling Shareholder the sum of US$250,000.00.

         (3) Within five business days of the substantial beginning of construction on the Project, ART shall cause issuance to the Selling Shareholder of US$1,000,000.00 in value of the authorized but previously unissued common stock of ITEX Corporation, a Nevada corporation. The number of shares making up said value shall be based upon US$1,000,000 divided by the average bid price of the common stock of ITEX Corporation on the Nasdaq stock market for the five business days immediately preceeding the date upon which such stock is to be issued. The stock, when issued, will be "restricted stock" as that term is defined pursuant to the Securities Act of 1933. "Substantial beginning of construction" for purposes of the Agreement means the taking of steps toward actual construction, including, but not limited to delivery of equipment, building materials, and construction labor to the construction site and substantial breaking of ground as shown by earth moving, the construction of foundation footings or forms or such other steps as reflect a substantial and material step toward construction.

         The source of the cash funds paid by ART is loans from the Company to ART. The ITEX Corporation stock to be issued will be issued based upon purchase by ART of the shares from the Company.

ITEM 7.  Financial Statements and Exhibits.

(c)  Exhibits

S.E.C. Ref. No.                             Description of Exhibit

      2                                     Stock Purchase Agreement between ART
                                            and the Selling Shareholder and VPB.



                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated this 23rd day of October, 1997.



                                            ITEX Corporation



                                            By:     /s/ Graham H. Norris
                                               Graham H. Norris
                                               Title:  President & CEO